                           ASSET ACQUISITION AGREEMENT

         ASSET ACQUISITION AGREEMENT between SUNDERLAND ACQUISITION CORPORATION, a Delaware Corporation ("Sunderland") and DEL MAR MORTGAGE,
INC., a Nevada corporation ("Del Mar Mortgage"), Sunderland and Del Mar Mortgage being sometimes referred to herein as the "Constituent Corporations".

         WHEREAS, Del Mar Mortgage wishes to transfer all its assets to Sunderland in exchange for voting stock of Sunderland in a transaction intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (this "Transaction").

         NOW, THEREFORE, Sunderland and Del Mar Mortgage adopt this Agreement and agree as follows:

         1. TRANSFER OF ASSETS. At the Closing (as defined hereinafter), Del Mar Mortgage shall transfer and deliver to Sunderland the properties and assets then owned by Del Mar Mortgage set out on Exhibit A. Exhibit A sets out all the liabilities, if any, relating to the property and assets acquired hereunder. None of the liabilities of Del Mar Mortgage shall transfer to Sunderland except those which attach to any of the property or assets acquired hereunder and those listed on Exhibit A.

         2. TRANSFER OF SUNDERLAND SHARES.

         2.1 At the Closing, Sunderland shall deliver to Del Mar Mortgage one or more certificates aggregating 60,000 shares of the voting common stock of Sunderland, $.0001 par value per share, duly authorized, validly existing, fully paid and nonassessable, as payment in full for the transfer of assets by Del Mar Mortgage under this Agreement.

         2.2 Immediately following the Closing, there will be issued and outstanding in Sunderland, 750,000 common shares issued to TPG Capital Corporation, 2,874,762 common shares issued to Del Mar Holdings, Inc., 60,000 common shares issued to Del Mar Mortgage, Inc., 6,000 common shares issued to Stephen J. Byrne, and 6,000 common shares issued to Steve Brockman.

         3. APPROVAL OF SHAREHOLDERS. This Agreement shall be adopted by the shareholders of Del Mar Mortgage at a meeting of its shareholders called for that purpose or by written consent pursuant to the laws applicable thereto. There shall be required for the adoption of this Agreement the affirmative vote of the holders of at least a majority of the holders of all the shares of the Common Stock issued and outstanding and entitled to vote thereon.

         4. REPRESENTATIONS AND WARRANTIES OF DEL MAR MORTGAGE. Del Mar Mortgage represents and warrants that:

         4.1 Corporate Organization and Good Standing. Del Mar Mortgage is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.



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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 2
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         4.2 Capitalization. Del Mar Mortgage's authorized capital stock consists of 2,500 shares of Common Stock, no par value, of which 2,500 shares are issued and outstanding, and no preferred stock.

         4.3 Issued Stock. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and nonassessable.

         4.4 Corporate Authority. Del Mar Mortgage has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

         4.5 Authorization. Execution of this Agreement has been duly authorized and approved by Del Mar Mortgage's board of directors.

         4.6 Subsidiaries. Del Mar Mortgage has no subsidiaries.

         4.7 Financial Statements. Del Mar Mortgage's audited balance sheets of December 31, 1997 and December 31, 1996, and Del Mar Mortgage's unaudited balance sheets and the related statements of income and retained earnings dated June 30, 1998, copies of which will have been delivered by Del Mar Mortgage to Sunderland prior to the Closing Date ("Del Mar Mortgage Financial Statements"), fairly present the financial condition of Del Mar Mortgage as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied. Del Mar Mortgage will deliver to Sunderland within 30 days following the Closing unaudited financial statements for the period January 1, 1999 through March 31, 1999.

         4.8 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in Del Mar Mortgage Financial Statements, Del Mar Mortgage did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

         4.9 No Material Changes. Intentionally omitted.

         4.10 Litigation. There is not, to the knowledge of Del Mar Mortgage, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Del Mar Mortgage or against any of its officers.

         4.11 Contracts. Del Mar Mortgage is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

         4.12 Title. Del Mar Mortgage has good and marketable title to all the real property and good and valid title to all other property included in Del Mar Mortgage Financial Statements. Except as set out in the balance sheet thereof, the properties of Del Mar Mortgage are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Del Mar Mortgage.



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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 3
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         4.13 Tax Returns. All federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts, have been properly prepared and filed by Del Mar Mortgage for all years to and including the taxable year ending December 31, 1997. The provisions for federal and state taxes reflected in Del Mar Mortgage Financial Statements are adequate to cover any such taxes that may be assessed against Del Mar Mortgage in respect of its business and its operations during the periods covered by Del Mar Mortgage Financial Statements and all prior periods.

         4.14 No Violation. Consummation of the transactions contemplated by this Agreement will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Del Mar Mortgage is subject or by which Del Mar Mortgage is bound.

         5. REPRESENTATIONS AND WARRANTIES OF SUNDERLAND. Sunderland represents and warrants that:

         5.1 Corporate Organization and Good Standing. Sunderland is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

         5.2 Reporting Company. Sunderland has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which was declared effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to Section 12 thereunder.

         5.3 Reporting Company Status. Sunderland has timely filed and is current on all reports required to be filed by it pursuant to Section 12(g) of the Securities Exchange Act of 1934.

         5.4 Capitalization. Sunderland's authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding (of which 4,250,000 shares have been issued pursuant to Rule 506 and 750,000 shares pursuant to Rule 701 of the General Rules and Regulations of the Securities and Exchange Commission) and 20,000,000 shares of non-designated preferred stock of which no shares are outstanding. Incident to the transactions contemplated by this Agreement, Sunderland shall retire all its outstanding shares issued pursuant to Rule 506 which shall thereupon become treasury shares.

         5.5 Stock Rights. There are no stock grants, options, rights, warrants or other rights to purchase or obtain the Sunderland Common or Preferred Stock issued or committed to be issued.

         5.6 Issued Stock. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

         5.7 Corporate Authority. Sunderland has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.



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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 4
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         5.8 Authorization. Execution of this Agreement and the performance of all obligations hereunder has been duly authorized and approved by all required corporate action by Sunderland.

         5.9 Subsidiaries. Sunderland has no subsidiaries.

         5.10 Financial Statements. Sunderland's audited balance sheets and the related statements of income and retained earnings, dated as of December 31, 1998, copies of which will have been delivered by Sunderland to Del Mar Mortgage by the Closing Date (the "Sunderland Financial Statements"), fairly present the financial condition of Sunderland as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied. Sunderland will deliver to Del Mar Mortgage within 30 days following the Closing unaudited financial statements for the period January 1, 1999 through March 31, 1999.

         5.11 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Sunderland Financial Statements, Sunderland did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

         5.12 No Material Changes. Intentionally omitted.

         5.13 Litigation. There is not, to the knowledge of Sunderland, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Sunderland or against any of its officers.

         5.14 Contracts. Sunderland is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

         5.15 Title. Sunderland has good and marketable title to all the real property and good and valid title to all other property included in the Sunderland Financial Statements. Except as set out in the balance sheet thereof, the properties of Sunderland are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Sunderland.

         5.16 Tax Returns. All federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts, have been properly prepared and filed by Sunderland for all years to and including the taxable year ending December 31, 1998. The provisions for federal and state taxes reflected in the Sunderland Financial Statements are adequate to cover any such taxes that may be assessed against Sunderland in respect of its business and its operations during the periods covered by the Sunderland Financial Statements and all prior periods.

         5.17 No Violation. Consummation of the transactions contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Sunderland is subject or by which Sunderland is bound.



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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 5
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         5.18 Due Diligence. The responses of Sunderland to a certain due diligence checklist furnished to Sklar Warren Conway Williams & Rosenfeld LLP, attached hereto as Exhibit B, which are incorporated in this Agreement as though set out in full, are and remain true and accurate.

         6. CONDUCT OF DEL MAR MORTGAGE PENDING THE CLOSING DATE. Del Mar Mortgage covenants that between the date of this Agreement and the Closing Date:

         6.1 No change will be made in Del Mar Mortgage's articles of incorporation or bylaws.

         6.2 Del Mar Mortgage will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein, except to the extent that any such action is not inconsistent with the provisions of this Agreement.

         6.3 Del Mar Mortgage will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

         6.4 Del Mar Mortgage will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business or to the extent that any such material commitment is not inconsistent with the provisions of this Agreement.

         7. CONDUCT OF SUNDERLAND PENDING THE CLOSING DATE. Sunderland covenants that between the date of this Agreement and the Closing Date:

         7.1 No change will be made in Sunderland's certificate of incorporation or bylaws.

         7.2 Sunderland will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

         7.3 Sunderland will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

         7.4 Sunderland will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

         8. Conditions Precedent to Obligation of Del Mar Mortgage. Del Mar Mortgage's obligation to consummate this merger shall be subject to fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by Del Mar Mortgage:

         8.1 Sunderland's Representations and Warranties. The representations and warranties of Sunderland set forth herein shall be true and correct at the Closing Date as though made at and as of that date, except as affected by the transactions contemplated herein.


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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 6
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         8.2 Sunderland's Covenants. Sunderland shall have performed all covenants required to be performed by it on or before the Closing Date by this Agreement and the following covenants pursuant to paragraph 2 of a certain agreement with TPG Capital Corporation dated February 10, 1999:

              8.2.1 TPG will provide, at its expense, a Delaware corporation (Sunderland) with audited financial statements showing no assets or liabilities, absolute or contingent, which is a reporting company under ss.12(g) of the Securities Exchange Act of 1934.

              8.2.2 Upon the effective date of this Agreement, the existing shareholders, officers and directors of Sunderland will take all actions to appoint and elect new officers and directors as selected by Del Mar Mortgage, Del Mar Holdings, Inc. and Capsource, Inc., ("Capsource") (collectively, the "Del Mar Entities"), and will resign as officers and directors themselves.

              8.2.3 Sunderland will have authorized capital of 100,000,000 shares of common stock, $.0001 par value per share, and 20,000,000 shares of preferred stock, $.0001 par value per share.

              8.2.4 Immediately prior to the effective date of this Agreement, there will be issued and outstanding by Sunderland 5,000,000 common shares, of which 4,250,000 shares will have been issued pursuant to Rule 506 and 750,000 shares pursuant to Rule 701.

              8.2.5 TPG will deliver an opinion of counsel as to the validity of the issuance of the outstanding common shares of Sunderland under Rules 506 and 701 and that such shares are fully paid and nonassessable. The Del Mar Entities understand and agree that such opinion may be issued by an affiliate of TPG.

              8.2.6 Incident to the business combinations (the "Business Combinations") contemplated by this Agreement, by that certain Asset Acquisition Agreement among Sunderland and Del Mar Holdings, Inc., and by that certain Agreement and Plan of Reorganization among Sunderland, Capsource and Stephen J. Byrne, Sunderland shall retire all its outstanding shares issued pursuant to Rule 506 which shall thereupon become treasury shares.

              8.2.7 Incident to the Business Combinations TPG will cause the name of Sunderland to be changed to "Sunderland Corporation" or such other name as may be selected by the Del Mar Entities and be available.

         8.3 Shareholder Approval. This Agreement shall have been approved by the required number of shareholders of the Constituent Corporations.

         8.4. Regulatory Approvals. Sunderland shall have received all Federal and state regulatory approvals required of it to complete the transactions contemplated by this Agreement.

         8.5 Supporting Documents of Sunderland. Sunderland shall have delivered to Del Mar Mortgage supporting documents in form and substance satisfactory to Del Mar Mortgage, to the effect that:



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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 7
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                  (i)      Sunderland is a corporation duly organized, validly
                           existing, and in good standing.

                  (ii) Sunderland's authorized and issued capital stock is as set forth herein.

                  (iii) The execution and consummation of this Agreement have been duly authorized and approved by Sunderland's board of directors.

         8.6 Affiliated Transactions. Simultaneously with this Transaction, Sunderland is entering into an Agreement and Plan of Reorganization among Sunderland, Capsource and Stephen J. Bryne (the "Affiliated Transaction") whereby, Sunderland will acquire all of the issued and outstanding securities of Capsource in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. It is expressly acknowledged and agreed that this Transaction and the Affiliated Transaction will close simultaneously, or not at all. The Affiliated Transaction closing (the "Affiliated Closing") is expressly conditioned upon the approval of the change in control of Capsource by the Nevada Department of Business and Industry, Division of Financial Institutions ("Financial Institutions Division Approval"), accordingly, the effectiveness of this Transaction is expressly subject to the Financial Institutions Division Approval.

         9. CONDITIONS PRECEDENT TO OBLIGATION OF SUNDERLAND. Sunderland's obligation to consummate this merger shall be subject to fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by Sunderland:

         9.1 Del Mar Mortgage's Representations and Warranties. The representations and warranties of Del Mar Mortgage set forth herein shall be true and correct at the Closing Date as though made at and as of that date, except as affected by the transactions contemplated hereby.

         9.2 Del Mar Mortgage's Covenants. Del Mar Mortgage shall have performed all covenants required by this Agreement to be performed by it on or before the Closing Date.

         9.3 Shareholder Approval. This Agreement shall have been approved by the required number of shareholders of the Constituent Corporations.

         9.4 Supporting Documents of Del Mar Mortgage. Del Mar Mortgage shall have delivered to Sunderland supporting documents in form and substance satisfactory to Sunderland to the effect that:

                  (i) Del Mar Mortgage is a corporation duly organized, validly existing, and in good standing.

                  (ii) Del Mar Mortgage's authorized and issued capital stock is as set forth herein.

                  (iii) The execution and consummation of this Agreement have been duly authorized and approved by Del Mar Mortgage's board of directors.

         10. ACCESS. From the date hereof to the Closing Date, Sunderland and Del Mar Mortgage shall provide each other with such information and permit each other's officers and representatives



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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 8
--------------------------------------------------------------------------------


such access to its properties and books and records as the other may from time to time reasonably request. If the transactions contemplated by this Agreement are not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

         11. CLOSING.

         11.1 The transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The Constitutent Corporations shall use reasonable best efforts to cause the Closing and the Affiliated Closing to be consummated on April 9, 1999 or as soon thereafter as reasonably practicable.

         11.2 Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

          11.3 At the Closing, Del Mar Mortgage shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Sunderland:

                  (i) A list of the holders of the shares of Del Mar Mortgage Common Stock being exchanged with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Sunderland Common Stock to be issued to each holder;

                  (ii) Evidence of the consent of shareholders of Del Mar Mortgage to this Agreement;

                  (iii) Certificate of the Secretary of State of Nevada as of a recent date as to the good standing of Del Mar Mortgage;

                  (iv) Certified copies of the resolutions of the board of directors of Del Mar Mortgage authorizing the execution of this Agreement and the consummation of this Transaction;

                  (v)      Del Mar Mortgage Financial Statements;

                  (vi) Secretary's certificate of incumbency of the officers and directors of Del Mar Mortgage; and

                  (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.



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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                       PAGE NUMBER 9
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         11.4 At the Closing, Sunderland shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Del Mar Mortgage:

                  (i) A list of the shareholders of record of Sunderland, including, wherever available, addresses and telephone numbers;

                  (ii) Evidence of the consent of shareholders of Sunderland to this Agreement;

                  (iii) Certificate of the Secretary of State of Delaware as of a recent date as to the good standing of Sunderland;

                  (iv) Certified copies of the resolutions of the board of directors of Sunderland authorizing the execution of this Agreement and the consummation of this Transaction;

                  (v)      The Sunderland Financial Statements;

                  (vi) Secretary's certificate of incumbency of the officers and directors of Sunderland; and

                  (vii) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Closing Date for a period of one (1) year.

         13. ARBITRATION.

         13.1 Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association.

         13.2 Situs. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration at a time and place chosen by American Arbitration Association. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

         13.3 Applicable Law. The law applicable to the arbitration and this Agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator.

         13.4 Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may


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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                      PAGE NUMBER 10
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order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

          13.5 Rule of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

           13.6 Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. Each party to the arbitration shall pay its own costs and counsel fees.

           13.7 Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

           13.8 Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

           13.9 Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

         14. TERMINATION. This Agreement may be terminated (1) by mutual consent in writing, or (2) by either Del Mar Mortgage, the Shareholders or Sunderland if there has been a material misrepresentation or material breach of any warranty or covenant by any other party.

         15. GENERAL PROVISIONS

         15.1 Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

         15.2 Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          15.3 Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.


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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                      PAGE NUMBER 11
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          15.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

         If to Sunderland, to:

         Sunderland Acquisition Corporation
         1504 R Street, N.W.
         Washington, D.C. 20009

         If to Del Mar Mortgage, to

         Del Mar Mortgage, Inc.
         2901 El Camino Avenue
         Suite 206
         Las Vegas, Nevada 89102

         15.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         15.6 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

         15.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

         15.8 Exchange Agent. The exchange agent is Sklar Warren Conway Williams & Rosenfeld LLP, Las Vegas, Nevada.

         15.9 Effective Date. This effective date of this Agreement shall be April 9, 1999.




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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                      PAGE NUMBER 12
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                        SIGNATURE PAGE TO ASSET AGREEMENT
                 BETWEEN SUNDERLAND ACQUISITION CORPORATION AND
                  DEL MAR MORTGAGE, INC., DATED APRIL ___, 1999



         IN WITNESS WHEREOF, the parties have executed this Agreement.


                                            SUNDERLAND ACQUISITION CORPORATION


                                            By
                                              --------------------------------
                                                 James M. Cassidy,
                                                 President and Secretary

                                            DEL MAR MORTGAGE, INC.


                                            By
                                              --------------------------------
                                                Michael V. Shustek,
                                                Secretary and Treasurer




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ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                      PAGE NUMBER 13
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                           ASSET ACQUISITION AGREEMENT
                   BETWEEN SUNDERLAND ACQUISITION CORPORATION
                           AND DEL MAR MORTGAGE, INC.
                               DATED APRIL 9, 1999

                                    EXHIBIT A


                Assets of Del Mar Mortgage Acquired by Sunderland


         All customer lists, FF&E, trade knowledge and procedures, trade names, trademarks, service marks, logos, fictitious names, marketing materials, trade dress, and all rights under leases and licenses, other than regulatory licenses of Del Mar Mortgage, Inc., a Nevada corporation (and all liabilities of whatsoever type or nature with respect or in any way related to all of the foregoing.)

ASSET ACQUISITION AGREEMENT DEL MAR MORTGAGE                      PAGE NUMBER 14
--------------------------------------------------------------------------------






                                    Exhibit B

                             Due Diligence Responses

                          PROPOSED TAX-FREE EXCHANGE OF

                       SUBSTANTIALLY ALL OF THE ASSETS OF

                DEL MAR MORTGAGE, INC. AND DEL MAR HOLDINGS, INC.

                 FOR SHARES OF STOCK OF TPG CAPITAL CORPORATION

                             DUE DILIGENCE CHECKLIST


         Set forth below is a preliminary list of documents and information which Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (jointly, "DEL MAR") would like to review in connection with the proposed exchange of substantially all of the assets of Del Mark for shares of stock of TPG Capital Corporation ("TPG"). Please provide the information requested in each item below, or if there is no information or documentation which is responsive to that particular request, please place the words "NONE" or "NOT APPLICABLE" opposite such request. Whenever an inquiry is made with respect to an agreement, please specify whether the agreement is oral or written and provide information relating thereto. WE RECOGNIZE THAT SIGNIFICANT PORTIONS OF THIS CHECKLIST MAY BE INAPPLICABLE TO TPG AND UNDERSTAND THAT THE RESPONSE TO ALL BUT A FEW ITEMS MAY BE "NONE" OR "NOT APPLICABLE."

A.       GENERAL CORPORATE MATTERS


                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1        Articles of Incorporation, as amended to date.

         2        Bylaws (or similar document), as amended to date.

         3 The last four years of minutes of shareholders' meetings, including written consents to action without a meeting.

         4 The last four years of minutes of board of directors' meetings, including written consents to action without a meeting.

         5 The last four years of minutes of any committees of the board, including written consents to action without a meeting.



                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------



         6 Shareholder and other lists setting forth the number of shares, options, warrants, and other rights to acquire shares of stock of TPG, listing the names and addresses, amounts, the dates of grants, and the exercise price and vesting in each case.

         7        List of officers and directors.

         8        Management structure organization chart.

         9 Written documents pertaining to any material relationships between (i) TPG and its officers and directors, (ii) officers and directors of TPG and any of TPG's affiliates or subsidiaries, and (iii) TPG and its affiliates and subsidiaries.

         10 Agreements related to partnerships or joint venture affiliations, whether presently in effect or terminated.

         11 Any purchase options or buyout obligations with respect to any affiliate or subsidiary.

         12 Agreements relating to mergers, acquisitions, sales, or licenses of material assets or rights of TPG, or acquisition of the shares or assets of any other business by TPG since the date of incorporation.

         13 List of all states in which TPG is qualified to do business or is doing business and describe what sort of activities occur in each such state.


         14       Good Standing Certificate for each such state.

         15       Tax status certificate for each such state.

         16 Any other permits, licenses or other approvals necessary to conduct such business, as well as information regarding any such permit, licenses, etc., whether presently in effect, expired, or terminated.

         17 Agreements relating to the purchase, repurchase, sale, or issuance of TPG's securities, including any options to purchase stock.



                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         18 Agreements relating to the issuance of any warrants to purchase capital stock of TPG.

         19       Agreements relating to registration rights.

         20 Agreements relating to the voting of TPG's securities and restrictive share transfers or any other shareholder agreements.

         21 Agreements relating to preemptive or other preferential rights to acquire TPG's securities and any waivers thereof.

         22       Agreements relating to any redemption rights.

         23 Agreements relating to any stock appreciation rights, rights of first refusal, anti-dilution rights, take-along rights, bring-along rights, or rights upon change in control of TPG.

         24       All agreements restricting the payment of cash dividends.

         25 Current stockholders' ledger showing all stockholders and shares owned and a list showing any outstanding options, warrants, or other rights to acquire securities of TPG.


B.       GENERAL BUSINESS INFORMATION




                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1        List of all written contracts entered into by TPG.

         2 List of all liabilities and/or obligations (including all contingent liabilities) of TPG.


C.       LITIGATION



                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1 Description of all litigation, claims and proceedings settled or concluded since the date of incorporation.

         2 Description of all litigation, claims, and proceedings threatened or pending, including potential litigation against either TPG or TPG's employees as a result of their employment with TPG. Please include potential litigation (e.g., employees who may be in breach of noncompete agreements with former employers.)

         3 All consent decrees, judgments, settlement documents, injunctions, or similar matters entered into by TPG in connection with any litigation.

         4 Description of all pending or threatened investigations or governmental proceedings.

         5        All attorneys' letters to auditors since formation.


D.       COMPLIANCE WITH LAWS


                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------



         1 All citations and notices received from government agencies since formation or with continuing effect from an earlier date.

         2 All material reports to and correspondence with any government entity, municipality or agency, including DOL, IRS, EPA and OSHA, since formation.

         3 All documents showing any certification or compliance with, or any deficiency with respect to, regulatory standards of TPG since formation.

         4 Description of any problems with regulatory compliance, including ERISA, labor and other federal, state and local regulations.

         5 All material governmental permits, licenses, etc. of TPG presently in force, together with information regarding any such permits, licenses, etc., whether presently in effect, expired, canceled or terminated which are required to carry out the business or operations of TPG or its subsidiaries or affiliates.

         6 Evidence of qualification or exemption under applicable federal and state blue sky laws for the issuance or transfer of TPG's securities.



E.       MANAGEMENT AND EMPLOYEES


                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1 All employment or similar agreements entered into with any employee and independent contractor. including any officer or director of TPG.

         2 All consulting agreements, commissions to agents or representatives, or similar arrangements between TPG and any person, entity, or affiliate.

         3 Loans to and guarantees for the benefit of any employee, including directors, officers or shareholders.

         4 Agreements or insurance policies providing for the indemnification or any officers or directors of TPG.

         5        Salary information for employees and independent contractors.
                  (The name of each employee may be deleted, but please provide job titles.)

         6 Schedule of accrued salaries, commissions, vacation time and sick leave for employees.

         7 Copies of any qualified defined benefit or defined contribution retirement plans, related trusts and summary plan descriptions of the same, including all affiliate's or subsidiary's plans whether or not the affiliate's or subsidiary's plan provides benefits to TPG employees or consultants.

         8 Copies of all employee welfare benefit plans, related trusts and summary plan descriptions of the same, including all affiliate's or subsidiary's plans whether or not the affiliate's or subsidiary's plan provides benefits to TPG employees or consultants.

         9        Copies of any non-qualified executive compensation plans.

         10 Copies of any bonus, commission or similar plan or arrangement covering employees and consultants.



                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------



         11       Copies of any Voluntary Employee Benefit Associations
                  ("VEBAs") or any related plans.

         12 Copies of any plans relating to severance or termination pay, vacation, sick leave, loans, or other extensions of credit, loan guarantees, relocation assistance, educational assistance, tuition payments, employee benefits, workers' compensation, executive compensation, or fringe benefits
                  (including any plan exempted from ERISA by virtue of section
                  4(b) of ERISA).

         13       copies of any actuarial reports for past three years.

         14 Copies of all governmental filings relating to any of the plans or benefits described in this category for the last three years.

         15       Copies of any investment management agreements.

         16 Copies of other material documents related to employment and labor matters or benefits such as, notices of ERISA Title IV terminations or withdrawal liability, employee handbooks, and other written or oral communications with employees, consultants, affiliates, or subsidiaries.


F.       FINANCIAL INFORMATION


                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1 All debt instruments, credit agreements, and guarantees entered into by TPG which are currently in effect, and all mortgages, liens, pledges, indemnifications, security agreements, charges or encumbrances of any nature whatsoever to which any of the property or assets of TPG are subject.

         2 All notices of default or noncompliance from lenders during the last three years and all compliance reports submitted by TPG or its accountants.

         3        All loans and guarantees of third party obligations.

         4 All loan agreements, guaranty agreements, and other documents to which any officers, directors, shareholders or other third persons have guaranteed obligations of TPG.

         5        Annual financial reports for the last three years.

         6 All agreements pursuant to which TPG is subject to any obligation to provide funds to or to make investments in any other person (in the form of a loan, capital contribution or otherwise).

         7 List of financial institutions and types of accounts, with copies of all material correspondence to with and from lenders in the past three years for TPG and any subsidiary.

         8 All Uniform Commercial Code financing statements filed with respect to the above.

         9 Copies of notes payable to or notes receivable from any employee, director, member, affiliate, agent, or shareholder of TPG for the past three years.


G.       PROPERTY



                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1 All deeds and other instruments of legal title which relate to any assets or properties of TPG.

         2 All operating leases, real property leases and subleases to which TPG is a party or has a beneficial interest thereunder.

         3 Financing leases, sale and lease-back agreements, conditional sale agreements, or similar agreements which relate to any assets, properties, or interests of TPG.


H.       MARKETING ARRANGEMENTS



                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1        All press releases concerning TPG since TPG's formation.


I.       OTHER AGREEMENTS


                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1 All agreements, contracts or commitments limiting freedom of TPG to engage in any line of business or to compete with any other business or person.

         2 A schedule of all insurance policies of TPG and associated annual premiums and limits.

         3 Principal documents relating to any acquisition or disposition of businesses by TPG in the last three years.

         4        All other agreements material to the business of TPG.


J.       TAX MATTERS


                                                                                                  RESPONSE
                                                                                                (E.G., "A-1
                                                                                             ATTACHED" OR "N/A"
    ITEM NO.                    DESCRIPTION OF INFORMATION REQUESTED                               "NONE")
    --------                    ------------------------------------                               -------


         1 Copies of all federal tax returns for years 1995, 1996 and 1997.

         2 Copies of any correspondence or notice from any foreign, federal, state or local taxing authority regarding any filed tax return (or any failure to file) including copies of all audit reports and descriptions of any pending tax audits by the IRS or other applicable tax authorities.


                            Due Diligence Checklist
                       For Proposed Tax-Free Exchange of
                       Substantially all of the Assets of
               Sel Mar Mmortgage, Inc. and Del Mar Holdings, Inc.
           For Shares of Stock of Sunderland Acquisition Corporation

     The items below correspond to the numbered paragraphs of the due diligence checklist furnished in regard to the proposed exchange of substantially all of the assets of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. for shares of stock of Sunderland Acquisition Corporation.

A.1   Attached

A.2   Attached

A.3   None

A.4   Attached

A.5   None

A.6   See Form F-10/A attached

A.7   See Form F-10/A attached

A.8   See Form F-10/A attached

A.9   See Form F-10/A attached

A.10  None

A.11  None

A.12  None

A.13  Delaware

A.14  Ordered

A.15  Ordered

A.16  NA

A.17  None

A.18  None

A.19  None

A.20  Attached lock-up agreements

A.21  None

A.22  None

A.23  5-year warrant to be granted to TPG Capital Corporation

A.24  None

A.25  See Form F-10/A attached

B.1   Lock-up agreements with its shareholders

B.2   See financials contained in the Form F-10/A attached

C.1   None

C.2   None

C.3   None

C.4   None

C.5   None

D.1   None

D.2 None except with the Securities and Exchange Commission in registration of securities

D.3   None

D.4   None

D.5   None

D.6 The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of 1933, as amended (the "Securities Act") of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act, Sunderland files such reports. Sales of the common stock in the secondary trading market by securityholders are expected to be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker) and therefore not subject to state restrictions.

E.1   None

E.2   None

E.3   None

E.4 The by-laws provide for indemnification of officers and directors to the fullest extent allowed by Delaware law.

E.5   NA

E.6   NA

E.7   None

E.8   None

E.9   None

E.10  None

E.11  None

E.12  None

E.13  None

E.14  None

E.16  None

F.1   None

F.2   None

F.3   None

F.4   None

F.5   See Form F-10/A attached

F.6   None

F.7 Checking account maintained at Riggs Bank, N.A., Dupont Circle Branch, Washington, DC 20036

F.8   None

F.9   None

G.1   None

G.2   None

G.3   None

H.1   None

I.1   See Form F-10/A attached for scope of business

I.2   None

I.3   None

I.4   None

J.1 Corporation was incorporated in 1998 and no tax return has yet been filed

J.2   None

                              State of Delaware
                      Office of the Secretary of State             Page 1

                    ------------------------------------


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SUNDERLAND ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE SECOND DAY OF JUNE, A.D. 1998, AT 9:01 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                                          /s/   Edward J. Freel
                               SEAL      -----------------------------------
                                         EDWARD J. FREEL, SECRETARY OF STATE

                                         AUTHENTICATION:  9115393

                                                   DATE:  06-02-98

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:01 AM 06/02/1998
                                                    981210158 - 2902945




                             CERTIFICATE OF INCORPORATION

                                         OF

                           SUNDERLAND ACQUISITION CORPORATION

                                      ARTICLE ONE

                                          NAME

     The name of the Corporation is Sunderland Acquisition Corporation.

                                      ARTICLE TWO

                                        DURATION

     The Corporation shall have perpetual existence.

                                      ARTICLE THREE

                                          PURPOSE

     The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE FOUR

                                         SHARES

     The total number of shares of stock which the Corporation shall have authority to issue is 120,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share.

     The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations of restrictions thereof.

CERTIFICATE OF INCORPORATION                                    PAGE NUMBER 2
-----------------------------------------------------------------------------

     The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

     A. The number of shares constituting that series and the distinctive designation of that series;

     B. The dividend rate of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

     C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     F. Whether that series shall have sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     H. Any other relative rights, preferences and limitations of that series.

                                      ARTICLE FIVE

                                COMMENCEMENT OF BUSINESS

     The Corporation is authorized to commence business as soon as its certificate of Incorporation has been filed.

CERTIFICATE OF INCORPORATION                                    PAGE NUMBER 3
-----------------------------------------------------------------------------


                                      ARTICLE SIX

                          PRINCIPAL OFFICE AND REGISTERED AGENT

     The post office address of the initial registered office of the Corporation and the name of its initial registered agent and its business address is

          The Prentice-Hall Corporation System, Inc.
          1013 Centre Road
          Wilmington, Delaware 19805 (County of New Castle)

     The initial registered agent is a resident of the State of Delaware.


                                      ARTICLE SEVEN

                                      INCORPORATOR

     Lee W. Cassidy, 1504 R Street, N.W., Washington, D.C. 20009


                                      ARTICLE EIGHT

                                   PRE-EXEMPTIVE RIGHTS

     No Shareholder or other person shall have any pre-emptive rights whatsoever.


                                      ARTICLE NINE

                                       BY-LAWS

     The initial by-laws shall be adopted by the Shareholders or the Board of Directors. The power to alter, amend, or repeal the by-laws or adopt new by-laws is vested in the Board of Directors, subject to repeal or change by action of the Shareholders.


                                      ARTICLE TEN

                                     NUMBER OF VOTES

     Each share of Common Stock has one vote on each matter on which the share is entitled to vote.

CERTIFICATE OF INCORPORATION                                    PAGE NUMBER 4
-----------------------------------------------------------------------------


                                      ARTICLE ELEVEN

                                      MAJORITY VOTES

     A majority vote of a quorum of Shareholders (consisting of the holders of a majority of the shares entitled to vote, represented in person or by proxy) is sufficient for any action which requires the vote or concurrence of Shareholders, unless otherwise required or permitted by law or the by-laws of the Corporation.



                                      ARTICLE TWELVE

                                   NON-CUMULATIVE VOTING

     Directors shall be elected by majority vote. Cumulative voting shall not be permitted.


                                      ARTICLE THIRTEEN

                       INTERESTED DIRECTORS, OFFICERS AND SECURITYHOLDERS

     A. VALIDITY. If Paragraph (B) is satisfied, no contract or other transaction between the Corporation and any of its directors, officers or securityholders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or securityholder at the meeting of the Board of Directors or committee authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

     B. DISCLOSURE, APPROVAL, FAIRNESS. Paragraph (A) shall apply only if:

     (1) The material facts of the relationship or interest of each such director, officer or securityholder are known or disclosed:

     (a) to the Board of Directors or the committee and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interest director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

     (b) to the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

     (2) the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, the committee or the Shareholders.

CERTIFICATE OF INCORPORATION                                     PAGE NUMBER 5
------------------------------------------------------------------------------

                               ARTICLE FOURTEEN

                        INDEMNIFICATION AND INSURANCE


     A. PERSONS. The Corporation shall indemnify, to the extent provided in Paragraphs (B), (D) or (F) and to the extent permitted from time to time by law;

     (1) any person who is or was director, officer, agent or employee of the Corporation, and

     (2) any person who serves or served at the Corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

     B. EXTENT--DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation against a person named in Paragraph (A) by reason of his holding a position named in Paragraph (A), the Corporation shall indemnify him. If he satisfies the standard in Paragraph (C), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

     C. STANDARD--DERIVATIVE SUITS. In case of a suit by or in the right of the Corporation, a person named in Paragraph (A) shall be indemnified only if:

     (1)  he is successful on the merits otherwise, or

     (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     D. EXTENT--NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation against a person named in Paragraph (A) by reason of his holding a position named in Paragraph (A), the Corporation shall indemnify him, if he satisfies the standard in Paragraph (E), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the suit as

     (1)  expenses (including attorneys' fees),
     (2)  amounts paid in settlement
     (3)  judgments, and
     (4)  fines.

CERTIFICATE OF INCORPORATION                                     PAGE NUMBER 6
------------------------------------------------------------------------------

     E. STANDARD--NONDERIVATIVE SUITS. In case of a nonderivative suit, a person named in Paragraph (A) shall be indemnified only if:

     (1)  he is successful on the merits or otherwise, or

     (2) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy this Paragraph (E) (2).

     F. DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of Paragraph (C) or (E) has been satisfied may be made by a court of law or equity or the determination may be made by:

     (1) a majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or

     (2) independent legal counsel (appointed by a majority of the directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion, or

     (3)  the Shareholders of the Corporation.

     G. PRORATION. Anyone making a determination under Paragraph (F) may determine that a person has met the standard as to some of the matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H. ADVANCE PAYMENT. The Corporation may pay in advance any expenses (including attorney's fees) which may become subject to indemnification under paragraphs (A)-(G) if:

     (1)  the Board of Directors authorizes the specific payment and

     (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation under Paragraphs (A)-(G).

     L. NONEXCLUSIVE. The indemnification provided by Paragraphs (A)-(G) shall not be exclusive of any other rights to which a person may be entitled by law or by by-law, agreement, vote of Shareholders or disinterested directors, or otherwise.

     J. CONTINUATION. The indemnification and advance payment provided by Paragraphs (A)-(H) shall continue as to a person who has ceased to hold a position named in paragraph (A) and shall inure to his heirs, executors and administrators.

CERTIFICATE OF INCORPORATION                                     PAGE NUMBER 7
------------------------------------------------------------------------------

     K. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Paragraph (A) against any liability incurred by him in any such positions or arising out of this status as such, whether or not the Corporation would have power to indemnify him against such liability under Paragraphs (A)-(H).

     L. REPORTS. Indemnification payments, advance payments, and insurance purchases and payments made under Paragraphs (A)-(K) shall be reported in writing to the Shareholders of the Corporation with the next notice of annual meeting, or within six months, whichever is sooner.

     M. AMENDMENT OF ARTICLE. Any changes in the General Corporation Law of Delaware increasing, decreasing, amending, changing or otherwise effecting the indemnification of directors, officers, agents, or employees of the Corporation shall be incorporated by reference in this Article as of the date of such changes without further action by the Corporation, its Board of Directors, of Shareholders, it being the intention of this Article that directors, officers, agents and employees of the Corporation shall be indemnified to the maximum degree allowed by the General Corporation Law of the State of Delaware at all times.


                              ARTICLE FIFTEEN

                     Limitation On Director Liability

     A. SCOPE OF LIMITATION. No person, by virtue of being or having been a director of the Corporation, shall have any personal liability for monetary damages to the Corporation or any of its Shareholders for any breach of fiduciary duty except as to the extent provided in Paragraph (B).

     B. EXTENT OF LIMITATION. The limitation provided for in this Article shall not eliminate or limit the liability of a director to the director to the Corporation or its Shareholder (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) for any unlawful payment of dividends or unlawful stock purchases or redemptions in violation of Section 174 of the General Corporation Law of Delaware or (iv) for any transaction for which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the incorporator hereunto has executed this certificate of incorporation on this 1st day of June, 1998.


                                   /s/ Lee W. Cassidy
                                   -----------------------------------
                                   Lee W. Cassidy, Incorporator

                     SUNDERLAND ACQUISITION CORPORATION

                                   BY-LAWS

                                  ARTICLE I

                              The Stockholders

     Section 1.1. ANNUAL MEETING. The annual meeting of the stockholders of Sunderland Acquisition Corporation (the "Corporation") shall be held on the third Thursday in May of each year at 10:30 a.m. local time, or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

     Section 1.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the written resolution or request of two-thirds or more of the members of the Board of Directors, the president, or any executive vice president and shall be called upon the written request of the holders of two-thirds or more in amount, of each class or series of the capital stock of the Corporation entitled to vote at such meeting on the matters(s) that are the subject of the proposed meeting, such written request in each case to specify the purpose or purposes for which such meeting shall be called, and with respect to stockholders proposals, shall further comply with the requirements of this Article.

     Section 1.3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place where it is to be held, shall be served either personally or by mail, not less than fifteen nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated, in such request.

     Section 1.4. FIXING DATE OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (to the extent that such action by written consent is permitted by law, the Certificate of Incorporation or these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in its state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 1.5 INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed and the proxies and ballots shall be received and be taken in charge. All questions touching on the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

    SECTION 1.6 QUORUM. At any meeting of the stockholders, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

    If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these By-Laws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

    SECTION 1.7 BUSINESS. The chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors or executive committee may appoint any stockholder to act as chairman of any meeting in the absence of the chairman of the Board. The secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

    SECTION 1.8 STOCKHOLDER PROPOSALS. No proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the secretary of the Corporation with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities that he holds of record and that he holds beneficially, the text of the proposal to be presented to the meeting and a statement in support of the proposal.

    Any stockholder who was a stockholder of record on the applicable record date may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the secretary prior to the date set forth herein above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder, QUA stockholder, shall be acted upon at such annual meeting unless stated and filed as herein provided.

    Notwithstanding any other provision of these By-Laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

    SECTION 1.9 PROXIES. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    SECTION 1.10 VOTING BY BALLOT. The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

    SECTION 1.11 VOTING LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

    SECTION 1.12 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no designation is made or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

    SECTION 1.13 VOTING OF STOCK OF CERTAIN HOLDERS. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

    Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court-appointed guardian or conservator, either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by him, either in person or by proxy.

    Shares of capital stock of the Corporation standing in the name of a receiver may be voted, either in person or by proxy, by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

     A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

     Shares of its own capital stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding stock at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding stock at any given time.

                                     ARTICLE II

                                   Board of Directors

     SECTION 2.1. GENERAL POWERS. The business, affairs, and the property of the Corporation shall be managed and controlled by the Board of Directors (the "Board"), and, except as otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, all of the powers of the Corporation shall be vested in the Board.

     SECTION 2.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be no fewer than one nor more than five. Within the limits above specified, the number of directors shall be determined by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

     SECTION 2.3. ELECTION, TERM AND REMOVAL. Directors shall be elected at the annual meeting of stockholders to succeed those directors whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and qualified. Directors need not be stockholders. A director may be removed from office at a meeting expressly called for that purpose by the vote of not less than a majority of the outstanding capital stock entitled to vote an election of directors.

     SECTION 2.4. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum; except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs provided that the holders of not less than a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote for the election of directors, voting together as a single class, shall vote for each replacement director. All directors elected to fill vacancies shall hold office for a term expiring at the time of the next annual meeting of stockholders and upon election and qualification of his successor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

     SECTION 2.5. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the president or to the secretary of the Corporation. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 2.6. PLACE OF MEETINGS, ETC. The Board of Directors may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law), in such place or places in or outside the state of incorporation as the Board from time to time may determine.

     SECTION 2.7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held as soon as practicable after adjournment of the annual meeting of stockholders at such time and place as the Board of Directors may fix. No notice shall be required for any such regular meeting of the Board.

     SECTION 2.8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at places and times fixed by resolution of the Board of Directors, or upon call of the chairman of the Board, if any, or vice-chairman of the Board, if any, the president, an executive vice president or two-thirds of the directors then in office.

     The secretary or officer performing the secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all special meetings of the Board of Directors, provided that notice need not given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

     SECTION 2.9. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors of the Corporation, or any committee thereof, may participate in a regular or special or any other meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meetings.

     SECTION 2.10. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior or subsequent to such action all the members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 2.11. QUORUM. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

     SECTION 2.12. BUSINESS. Business shall be transacted at meetings of the Board of Directors in such order as the Board may determine. At all meetings of the Board of Directors, the chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall preside.

     SECTION 2.13. INTEREST OF DIRECTORS IN CONTRACTS. (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one ore more of the Corporation's directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum: or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders;
          or

     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors or the stockholders.

     (b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 2.14. COMPENSATION OF DIRECTORS. Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the Board of Directors or the executive committee or any other committee appointed by the Board as the Board may from time to time determine.

     SECTION 2.15. LOANS TO OFFICERS OR EMPLOYEES. The Board of Directors may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation; provided, however, that any such loan, guarantee, or other assistance given to an officer or employee who is also a director of the Corporation must be authorized by a majority of the entire Board of Directors. Any such loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, but not limited to, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

     SECTION 2.16 NOMINATION. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders the close of business on the last day of the eighth month after the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and;
(e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                 ARTICLE III

                                 Committees

     SECTION 3.1. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors then fixed by these By-Laws or resolution thereto, may establish such standing or special committees of the Board as it may deem advisable, and the members, terms, and authority of such committees shall be set forth in the resolutions establishing such committee.

     SECTION 3.2. EXECUTIVE COMMITTEE NUMBER AND TERM OF OFFICE. The Board of Directors may, at any meeting, by majority vote of the Board of Directors, elect from the directors an executive committee. The executive committee shall consist of such number of members as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors may designate a chairman of the committee who shall preside at all meetings thereof, and the committee shall designate a member thereof to preside in the absence of the chairman.

     SECTION 3.3. EXECUTIVE COMMITTEE POWERS. The executive committee may, while the Board of Directors is not in session, exercise all or any of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; except that the executive committee shall not have the power or authority of the Board of Directors to (i) amend the Certificate of Incorporation or the By-Laws of the Corporation, (ii) fill vacancies on the Board of Directors, (iii) adopt an agreement or certification of ownership, merger or consolidation, (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or a dissolution of the Corporation or a revocation of a dissolution, (v) declare a dividend, or (vi) authorize the issuance of stock.

     SECTION 3.4. EXECUTIVE COMMITTEE MEETINGS. Regular and special meetings of the executive committee may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-Laws for regular and special meetings of the Board of Directors. Special meetings of the executive committee may be called by any member thereof. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special or regular meeting of the executive meeting if a quorum is present. At any meeting at which every member of the executive committee shall be present, in person or by telephone, even though without any notice, any business may be transacted. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action.

     The executive committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority of the total number of members of the executive committee shall be necessary to constitute a quorum. In every case, the affirmative vote of a quorum shall be necessary for the adoption of any resolution.

     SECTION 3.5 EXECUTIVE COMMITTEE VACANCIES. The Board of Directors, by majority vote of the Board of Directors then in office, shall fill vacancies in the executive committee by election from the directors.


                                ARTICLE IV

                               THE OFFICERS


     SECTION 4.1. NUMBER AND TERM OF OFFICE. The officers of the Corporation shall consist of, as the Board of Directors may determine and appoint from time to time, a chief executive officer, a president, one or more executive vice-presidents, a secretary, a treasurer, a controller, and/or such other officers as may from time to time be elected or appointed by the Board of Directors, including such additional vice-presidents with such designations, if any, as may be determined by the Board of Directors and such assistant secretaries and assistant treasurers. In addition, the Board of Directors may elect a chairman of the Board and may also elect a vice-chairman as officers of the Corporation. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except as may be required by law.

     The officers of the Corporation shall be elected or appointed from time to time by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board of Directors.

     Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the Board of Directors or the executive committee.

     SECTION 4.2. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby.

     SECTION 4.3. THE CHAIRMAN OF THE BOARD. The chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by law, by these By-Laws and by the Board of Directors. The Board of Directors may designate the chairman of the Board as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

     SECTION 4.4. THE VICE-CHAIRMAN. The vice-chairman, if any, shall have such authority and perform such other duties as are prescribed by these By-Laws and by the Board of Directors. In the absence or inability to act of the chairman of the Board and the president, he shall preside at the meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the chairman of the Board. The Board of Directors may designate the vice-chairman as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

     SECTION 4.5. THE PRESIDENT. The president shall have such authority and perform such duties as are prescribed by law, by these By-Laws, by the Board of Directors and by the chief executive officer (if the president is not the chief executive officer). The president, if there is no chairman of the Board, or in the absence or the inability to act of the chairman of the Board, shall preside at all meetings of stockholders and of the Board of Directors. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

     SECTION 4.6. THE CHIEF EXECUTIVE OFFICER. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer. The chief executive officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office.

     SECTION 4.7. THE EXECUTIVE VICE-PRESIDENTS. In the absence of the chairman of the Board, if any, the president and the vice-chairman, if any, or in the event of their inability or refusal to act, the executive vice-president (or in the event there is more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the Board, of the president and of the vice-chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the Board, the president and the vice-chairman. Any executive vice-president may sign, with the secretary or an authorized assistant secretary, certificates for stock of the Corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the Board, the president, the vice-chairman, the Board of Directors or these By-Laws.


     SECTION 4.8. THE VICE-PRESIDENTS. The vice-presidents, if any, shall perform such duties as may be assigned to them from time to time by the chairman of the Board, the president, the vice-chairman, the Board of Directors, or these By-Laws.


     SECTION 4.9. THE TREASURER. Subject to the direction of chief executive officer and the Board of Directors, the treasurer shall have charge and custody of all the funds and securities of the Corporation; when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the Corporation, checks, notes and other obligations, and shall cause the deposit of the same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the Corporation (provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositories shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign); unless otherwise provided by resolution of the Board of Directors, he shall sign with an officer-director all bills of exchange and promissory notes of the Corporation; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any director of the Corporation upon application at his office during business hours; and he shall perform all acts incident to the position of treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sure ties as the Board of Directors may require.

     SECTION 4.10. THE SECRETARY. The secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the stockholders and (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving all notices of the Corporation; he may sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors or by the executive committee, and, when so ordered by the Board of Directors or the executive committee, he shall affix the seal of the Corporation thereto; he may sign with the president or an executive vice-president all certificates of shares of the capital stock; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of the secretary, subject to the control of the chief executive officer and the Board of Directors.

     SECTION 4.11. THE CONTROLLER. The controller shall be the chief accounting officer of the Corporation. Subject to the supervision of the Board of Directors, the chief executive officer and the treasurer, the controller shall provide for and maintain adequate records of all assets, liabilities and transactions of the Corporation, shall see that accurate audits of the Corporation's affairs are currently and adequately made and shall perform such other duties as from time to time may be assigned to him.

     SECTION 4.12. THE ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors may determine. The assistant secretaries as thereunto authorized by the Board of Directors may sign with the chairman of the Board, the president, the vice-chairman or an executive vice-president, certificates for stock of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or chief executive officer, the Board of Directors, or these By-Laws.

     SECTION 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     SECTION 4.14. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors or by the executive committee, any officer, director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons.


                                  ARTICLE V

                              Contracts and Loans

     SECTION 5.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 5.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


                                  ARTICLES VI

                     Certificates for Stock and Their Transfer

     SECTION 6.1. CERTIFICATES FOR STOCK. Certificates representing stock of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman of the Board, the president, the vice-chairman or an executive vice-president and/or by the secretary or an authorized assistant secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of stock represented thereby are issued, with the number of shares of stock and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of stock shall have been surrendered and canceled, except that, in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 6.2. TRANSFER OF STOCK. Transfers of stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such stock. The person in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                    ARTICLE VII

                                    Fiscal Year

     SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.


                                    ARTICLE VIII

                                        Seal

     SECTION 8.1. SEAL. The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.


                                    ARTICLE IX

                                 Waiver of Notice

     SECTION 9.1. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the corporation law of the state of incorporation, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these By-Laws, the Certificate of Incorporation or the corporation law of the state of incorporation shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE X

                                    Amendments

     SECTION 10.1. AMENDMENTS. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by the affirmative vote of a majority of the members of the Board, or by the affirmative vote of a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote generally in the election of directors, voting together as a single class.

                                    ARTICLE XI

                                  Indemnification

     SECTION 11.1. INDEMNIFICATION. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time.



                                       [END]

                              SUNDERLAND ACQUISITION CORPORATION
                                     CONSENT OF DIRECTOR
                              IN LIEU OF ORGANIZATION MEETING
                                     AS OF JUNE 9, 1998


     The undersigned, being the sole director of Sunderland Acquisition Corporation (the "Corporation") does hereby consent to the taking of the following action in lieu of an organizational meeting and hereby waives any notice required to be given therewith:

     RESOLVED by the Board of Directors of the Corporation that;

     1. ELECTION OF OFFICERS. The following persons be, and hereby are, elected to the respective offices indicated to serve until further action of the Board.

           President                     James M. Cassidy

     2. ADOPTION OF BY-LAWS. The by-laws attached hereto be, and hereby are, adopted by the Corporation, and the Secretary is directed to file a certified copy thereof in the minute book of the Corporation.

     3. CORPORATE RECORDS. The President or Secretary be, and hereby is, authorized and directed: to procure all corporate books, books of account and stock books required by the statutes of the place of incorporation or necessary or appropriate in connection with the business of the Corporation; to obtain a seal of the Corporation bearing the words and figures.

                              "SUNDERLAND ACQUISITION CORPORATION, 1998"

which is hereby approved and adopted as and for the corporate seal of the Corporation, provided that at any time the Secretary or designee may use a facsimile of such seal; and to obtain certificates for the shares of the Corporation, which shall be effective upon the endorsement of such certificates by the authentic or facsimile signature of the President and specimens of which certificates shall be annexed to this consent, and, which shall be adopted as the form of certificate for the Corporation.

     4. FISCAL YEAR. The fiscal year of the Corporation be, and hereby is, shall be January 1 to December 31.

     5. ISSUANCE OF STOCK. The President be, and hereby is, authorized and directed to accept from time to time the subscription(s) for the stock of the Corporation and upon receipts of payment for such stock, the designated shares of the stock of the Corporation shall be issued to such subscriber(s), as fully paid and nonassessable, in the full amount of the subscription.

CONSENT OF DIRECTOR IN LIEU OF MEETING                           PAGE NUMBER 2
------------------------------------------------------------------------------

     The Corporation hereby issues to Pierce Mill Associates, Inc. 4,250,000 shares of its Common Stock pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission at par for a purchase price of $425. The Corporation hereby issues 750,000 shares of its Common Stock to Cassidy & Associates pursuant to Rule 701 for services.


Subscriber                      Number of Shares      Payment
----------                      ----------------      -------
Pierce Mill Associates, Inc.          4,250,000      $425

Cassidy & Associates                    750,000       -0-


     6. BANK ACCOUNTS. The President or his designee be and hereby is, authorized to designate any bank or banks as he shall deem appropriate as a depositary or depositaries for the funds of the Corporation; that the banking resolutions required by such bank or banks in order to open an ordinary checking account and such other accounts as the President of the Corporation shall deem appropriate be, and they hereby are, adopted as the resolutions of the Board of Directors as if fully set forth herein; and that the President be, and hereby is, authorized to designate signatories to execute checks and other documents on behalf of the Corporation with respect to such accounts; and that the officers of the Corporation be, and hereby are, authorized and directed to execute and deliver, in the name and on behalf of the Corporation and under its corporate seal or otherwise, any and all certificates, agreements, undertakings, authorizations, and other instruments or documents as such bank or banks may require and as shall be necessary or appropriate to carry out the intent and accomplish the purposes of this resolution; and that copies of any banking resolutions so executed shall be inserted in the minute book of the Corporation.

     7. APPOINTMENT OF AGENTS. For the purpose of authorizing the Corporation to do business in any state, territory, or possession of the United States or any foreign country in which it is necessary or expedient for the Corporation to do business, the officers of the Corporation be, and hereby are, authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices, and to make and file all necessary certificates, reports, powers of attorney, and other instruments as may be required by the laws of such state, territory, possession, or country to authorize the Corporation to do business therein, and whenever it is expedient for the Corporation to cease doing business therein and withdraw therefrom to revoke any appointment of agent or attorney for services of process and to file any necessary certificate, report, revocation of appointment, or surrender of authority of the Corporation to do business therein.

     8. EXECUTIVE COMMITTEE. Pursuant to the by-laws of the Corporation, the President be, and hereby is, designated and constitutes an Executive Committee of the Corporation.

     9. RATIFICATION OF PRIOR ACTIONS. All actions heretofore taken or authorized by the incorporators with respect to the organization or business of the Corporation including filings and amendments thereto be, and hereby are, ratified, approved and confirmed in all aspects.

CONSENT OF DIRECTOR IN LIEU OF MEETING                           PAGE NUMBER 3
------------------------------------------------------------------------------

     10. GENERAL AUTHORITY. The officers of the Corporation be, and hereby are, authorized to take any and all other actions which they shall deem necessary or appropriate to complete the organization of the Corporation and to permit the Corporation legally to commence business within the state of its jurisdiction.

     Effective as of the date hereinabove written.



                                              /s/James M. Cassidy
                                              --------------------------
                                              James M. Cassidy, director

                      U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                   FORM 10-SB/A#2


                    General Form for Registration of Securities
                          of Small Business Issuers
                       Under Section 12(b) or (g) of
                     the Securities Exchange Act of 1934




                       SUNDERLAND ACQUISITION CORPORATION
                               ------------------
                        (Name of Small Business Issuer)




      Delaware                           52-2102142
      -------------------                --------------------
      (State or Other Jurisdiction of    I.R.S. Employer Identification Number
      Incorporation or Organization)


                   1504 R Street, N.W., Washington, D.C. 20009
                   -------------------------------------------
           (Address of Principal Executive Offices including Zip Code)



                                202/387-5400

                                ------------
                         (Issuer's Telephone Number)




Securities to be Registered Under Section 12(b) of the Act: None


Securities to be Registered Under Section 12(g) of the Act:

Common Stock, $.0001 Par Value
(Title of Class)

                                        PART I


ITEM 1. BUSINESS.

     Sunderland Acquisition Corporation (the "Company"), was incorporated on June 2, 1998 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date other than issuing shares to its original shareholders.

     The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or negotiating with any target company.

     The Company has been formed to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

PERCEIVED BENEFITS

     There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

     * the ability to use registered securities to make acquisitions of assets or businesses;

     *  increased visibility in the financial community;

     *  the facilitation of borrowing from financial institutions;

     *  improved trading efficiency;

     *  shareholder liquidity;

     *  greater ease in subsequently raising capital;

     *  compensation of key employees through stock options;

     *  enhanced corporate image;

     *  a presence in the United States capital market.

POTENTIAL TARGET COMPANIES

     A business entity, if any, which may be interested in a business combination with the Company may include the following:

     * a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

     * a company which is unable to find an Underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

     * a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

     * a company which believes that it will be able obtain investment capital on more favorable terms after it has become public;

     * a foreign company which may wish an initial entry into the United States securities market;

     * a special situation company, such as a company seeking a public mark to satisfy redemption requirements under a qualified Employee Stock Option Plan:

     * a company seeking one or more of the other perceived benefits of becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors.

     No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

     The proposed business activities described herein classify the Company as a blank check company. See "GLOSSARY". The Securities and Exchange Commission and many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the shareholders of the Company have executed and delivered a "lock-up" letter agreement affirming that such shareholders will not sell or otherwise transfer their shares of the Company's common stock except in connection with or following completion of a merger or acquisition resulting in the Company no longer being classified as a blank check company. The shareholders have deposited their stock certificates with the Company's management, who will not release the certificates except in connection with or following the completion of a merger or acquisition.

     The Company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so under the Securities Exchange Act of 1934.

RISK FACTORS

     The Company's business is subject to numerous risk factors, including the following:

     NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company can identify such a target company and consummate such a business combination.

     SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management will prefer business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations will be dependent upon management of the target company and numerous other factors beyond the Company's control.

     SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

     NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION--NO STANDARDS FOR BUSINESS COMBINATION. The Company has no current arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance that the Company will be able to negotiate a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company THere is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential form immediate earnings limited assets, negative net worth or other negative characteristics.

     CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking a business combination, management anticipates devoting only a limited amount of time per month to the business of the Company. The Company's sole officer has not entered into a written employment agreement with the Company and he is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of services and of this individual would adversely affect development of the Company's business and its likelihood of continuing operations.

     CONFLICTS OF INTEREST--GENERAL. The Company's officer and director and director participates in other business ventures which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future. Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest. See "ITEM 5, DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS--Conflicts of Interest."

     REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

     LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company's activities will be limited to those engaged in by the businesses entity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     REGULATION UNDER INVESTMENT COMPANY ACT. Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject the Company to material adverse consequences.

     PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of target company obtaining a controlling interest in the Company. Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

     REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. The Company's primary plan of operation is based upon a business combination with a business entity which, in all likelihood, will result in the Company issuing securities to shareholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by the present shareholders of the Company and would most likely result in a change of control or management of the Company.

     TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

     REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. Management of the Company will request that any potential business opportunity provide audited financial statements. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company rather than incur the expenses associated with preparing audited financial statements. In such case, the Company may choose to obtain certain assurances as to the target company's assets, liabilities, revenues and expenses prior to consummating a business combination, with further assurances that an audited financial statement would be provided after closing of such a transaction. Closing documents relative thereto may include representations that the audited financial statements will not materially differ from the representations included in such closing documents.

ITEM 2.  PLAN OF OPERATION

     The Company intends to merge with or acquire a business entity in exchange for the Company's securities. The Company has no particular acquisition in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's officer and director nor any affiliate has engaged in any negotiations with any representative of any company regarding the possibility of an acquisition or merger between the Company and such other company.

     Management anticipates seeking out a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited. Management may engage in such solicitation directly or may employ one ore more other entities to conduct or assist in such solicitation. Management and its affiliates pay referral fees to consultants and others who refer target businesses for mergers into public companies in which management and its affiliates have an interest. Payments are made if a business combination occurs, and may consist of cash or a portion of the stock in the Company retained by management and its affiliates, or both.

     The Company has no full time employees. The Company's president has agreed to allocate a portion of his time to the activities of the Company, without compensation. The president anticipates that the business plan of the Company can be implemented by his devotion no more than 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer.

     Management is currently involved with other blank check companies, and is involved in creating additional blank check companies similar to this one. A conflict may arise in the event that another blank check company with which management is affiliated is formed and actively seeks a target company. Management anticipates that target companies will be located for the Company and other blank check companies in chronological order of the date of formation of such blank check companies or by lot. However, other blank check companies that may be formed may differ from the Company in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company formed after the Company. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company regardless of date of formation or choice by lot. See "ITEM 5, DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS--Current Blank Check Companies."

     The Certificate of Incorporation of the Company provides that the Company may indemnify officers and/or directors of the Company for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of the Company could be used or attached to satisfy any liabilities subject to such indemnification.

General Business Plan

     The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in a business equity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind of nature. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See ITEMS F/S, "FINANCIAL STATEMENTS." This lack of diversification should be considered a substantial risk to the shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

     The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     The Company has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a public company without incurring the cost and time required to conduct an initial public offering. Management has not conducted market research and is not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities.

     The Exchange Agent requires that any merger or acquisition candidate comply with certain reporting requirements, which include providing audited financial statements to be included in the reporting filings made under the Exchange Act. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained at or within a reasonable period of time after closing of the proposed transaction.

     The Company may enter into a business combination with a business entity that desires to establish a public trading market for its shares. A target company may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders or the inability to obtain an underwriter or to obtain an underwriter on satisfactory terms.

     The Company will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.

     Management of the Company, which in all likelihood will not be experienced in matters relating to the business of a target company, will rely upon its own efforts in accomplishing the business purposes of the Company. Outside consultants or advisors may be utilized by the Company to assist in the search for qualified target companies. If the Company does retain such an outside consultant or advisor, any cash fee earned by such person will need to be assumed by the target company, as the Company has limited cash assets with which to pay such obligation.

     Following a business combination the Company may benefit from the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, management may recommend one ore more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

     A potential target company may have an agreement with a consultant or advisor providing that services of the consultant or advisor be continued after any business combination. Additionally, a target company may be presented o the Company only on the condition that the services of a consultant or advisor be continued after a merger or acquisition. Such preexisting agreements of target companies for the continuation of the services of attorneys, accountants, advisors or consultants could be a factor in the selection of a target company.

ACQUISITION OPPORTUNITIES

     In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is likely that the present management and shareholders of the Company will no longer be in control of the Company. In addition, it is likely that the Company's officer and director will, as part of the terms of the acquisition transaction, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has entered into an agreement for a business combination or has consummated a business combination and the Company is no longer considered a blank check company. Until such time as this occurs, the Company will not register any additional securities. The issuance of additional securities and their potential sale into any trading market which may develop in the Company's securities may depress the market value of the Company's securities in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which the Company may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     With respect to any merger or acquisition negotiations with a target company, management expects to focus on the percentage of the Company which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage of ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's shareholders at such time.

     The Company will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, and will include miscellaneous other terms.

      The Company will not acquire or merger with any entity which cannot provide audited financial statements at or within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements including the Exchange Act. Included in these requirements is the duty of the Company to file audited financial statements as part of or within 60 days following its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of the present management of the Company.

     Pierce Mill Associates, Inc. the principal shareholder of the Company, has agreed that it will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. Such advances will be made without expectation of repayment unless the owners of the business which the Company acquires or mergers with agree to repay all or a portion of such advances. There is no minimum or maximum amount Pierce Mill will advance to the Company. The Company will not borrow any funds to make any payments to the Company's promoters, management or their affilites or associates.

      The Board of Directors has passed a resolution which contains a policy that the Company will not seek an acquisition or merger with any entity in which the Company's officer, director, and shareholders or any affiliate or associate serves as an officer or director or holds any ownership interest.

COMPETITION

     The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

ITEM 3. DESCRIPTION OF PROPERTY.

    The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the offices of Pierce Mill Associates at no cost to the Company. Pierce Mill Associates has agreed to continue this arrangement until the Company completes an acquisition or merger.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth, as of June 25, 1998, each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address                       Amount of Beneficial
of Beneficial Owner                          Ownership              Percentage of Class
-------------------                    --------------------         -------------------
Pierce Mill Associates, Inc. (1)(2)          4,250,000                      85%
1504 R Street, N.W.
Washington, D.C. 20009

Cassidy & Associates (2)                       750,000                      15%
1504 R Street, N.W.
Washington, D.C. 20009

James M. Cassidy (2)                         5,000,000                     100%
1504 R Street, N.W.
Washington, D.C. 20009

All Executive Officers and
Directors as a Group (1 Person)              5,000,000                     100%

     (1) Pierce Mill Associates, Inc. is an affiliate of Cassidy & Associates, the law firm prepared this registration statement and of which James M. Cassidy is a principal. James Cassidy is the sole shareholder of Pierce Mill Associates. Pierce Mill Associates provides services for Cassidy & Associates, particularly in regard to locating private companies which may wish to go public, and acts as an initial shareholder in certain companies formed by Cassidy & Associates. Since Pierce Mill Associates has fewer than 100 shareholders and is not making and does not intend to make a public offering of its securities, management believes that it is not deemed to be an investment company by virtue of an exemption provided under the Investment Company Act of 1940, as amended.

     (2) Mr. Cassidy owns 100% of Pierce Mill Associates and is principal of Cassidy & Associates, a Washington, D.C. securities law firm, and is considered the beneficial owner of the shares of common stock of the Company issued to them.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS.

     The Company has one Director and Officer as follows:

       Name                Age        Positions and Offices Held
       ----------------    ---        --------------------------
       James M. Cassidy     63        President, Secretary,
                                      Director

     There are no agreements or understandings for the officer or director to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person.

     Set forth below is the name of the director and officer of the Company, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

     James Michael Cassidy, Esq., J.D., LL.M., received a Bachelor of Science in Languages and Linguistics from Georgetown University in 1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, Washington, D.C. and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is a member of the bar of the District of Columbia and is admitted to practice before the United States Tax Court and the United States Supreme Court.

PREVIOUS BLANK CHECK COMPANIES

     In 1988, management was involved in two blank check offerings. Mr. Cassidy was vice president, a director and a shareholder of First Agate Capital Corporation and Consolidated Financial Corporation. In August, 1988, First Agate Capital Corporation offered 50,000 units at $10.00 for an aggregate of $500,000 in an underwritten offering of its common stock and warrants. First Agate Capital is no longer a public company and has had no activity since 1991. In November, 1988, Consolidated Financial Corporation offered 50,000 units at $10.00 for an aggregate of

$500,000 in an underwritten offering of its common stock and warrants. In 1990, in connection with the change in control of Consolidated Financial Corporation. Mr. Cassidy transferred all his shares of Consolidated Financial Corporation common stock without compensation or any financial benefit and resigned as an officer and director of that company. Mr. Cassidy has had no further relationship or transactions with Consolidated Financial Corporation since 1990. As described in public filings made by the company, in June, 1991, the new management of Consolidated Financial Corporation effected its merger with A.B.E Industrial Holdings.

CURRENT BLANK CHECK COMPANIES

     Mr. Cassidy is the president, sole director and a beneficial shareholder of Sheffield Acquisitions, Inc., Tunlaw International Corporation, Chatsworth Acquisition Corporation and Aberdeen Acquisition Corporation. Until
December 30, 1997, Mr. Cassidy was the sole director and beneficial shareholder of Corcoran Technologies Corporation. Sheffield Acquisitions, Inc. has filed a registration statement on Form S-1 under the Securities Act which has not yet been declared effective. Tunlaw International Corporation, Corcoran Technologies Corporation, Chatsworth Acquisition Corporation and Aberdeen Acquisition Corporation have filed registration statements on Forms 10-SB under the Exchange Act which have become effective and each files periodic reports under the Exchange Act. The initial business purpose of each of these companies was to engage in a merger or acquisition with an unidentified company or companies and each will be classified as a blank check company until completion of a business acquisition. Mr. Cassidy is the sole director and beneficial shareholder of Barhill Acquisition Corporation and Westford Acquisition Corporation for which registration statements on Form 10-SB have been filed with the Commission on August 13, 1998 and August 27, 1998, respectively. The initial business purpose of these two companies is to engage in a merger or acquisition with an unidentified company or companies and each will be classified as a blank check company until completion of a business acquisition.

     Mr. Cassidy anticipates being involved with additional blank check companies filed under the Securities Act or under the Exchange Act.

RECENT TRANSACTIONS BY BLANK CHECK COMPANIES

     On December 30, 1997, Prime Management, Inc., a California corporation, merged with and into Corcoran Technologies Corporation. Corcoran Technologies Corporation was formed on March 27, 1997 to engage in a merger or acquisition with an unidentified company or companies and was structured substantially identically to the Company, including identical management and shareholders. Prime Management, Inc. is an operating transportation company which has two wholly-owned subsidiaries, Mid-Cal Express, a long-haul trucking company hauling shipments of general commodities, including temperature-sensitive goods, in both intrastate and interstate commerce and Mid-Cal Logistics, a freight brokerage company. Pursuant to the merger, Corcoran Technologies Corporation changed its name to Prime Companies, Inc., and Corcoran Technologies Corporation filed a Form 8-K with the Securities and Exchange Commission describing the merger. The Common stock of Prime Companies, Inc. trades on the NASD OTC Bulletin Board under the symbol PRMC. Detailed information concerning Prime Companies, Inc. may be obtained from its filings under the Exchange Act which are found the EDGAR archives page of the Securities and Exchange Commission's Website at WWW.SEC.GOV.

CONFLICTS OF INTEREST

     The Company's officer and director has organized and expects to organize other companies of a similar nature and with similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of the Company. Insofar as the officer and director is engaged in other business activities, management anticipates that it will devote only a minor amount of time to the Company's affairs. The Company does not have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

     A conflict may arise in the event that another blank check company with which management is affiliated is formed and actively seeks a target company. It is anticipated that target companies will be located for the Company and other blank check companies in chronological order of the date of formation of such blank check companies or by lot. However, any blank check companies that may be formed may differ from the Company in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company formed after the Company. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company regardless of date of formation or choice by lot. Mr. Cassidy will be responsible for seeking, evaluating, negotiating and consummating a business combination with a target company which may result in terms providing benefits to Mr. Cassidy.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm located in Washington, D.C. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to the Company. Mr. Cassidy intends to devote as much time to the activities of the company as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of the Company. Mr. Cassidy projects that initially up to ten hours per month of his time may be spent locating a target company which amount of time would increase when the analysis of, and negotiations and consummation with, a target company are conducted.

     Mr. Cassidy owns 100% of Pierce Mill Associates which, in turn, owns 4,250,000 shares of common stock of the Company and is a principal of Cassidy & Associates, a securities law firm, which owns 750,000 shares of the Company's common stock. No other securities, or rights to securities, of the Company will be issued to management or promoters, or their affiliates or associates, prior to the completion of a business combination. At the time of a business combination, management expects that some or all of the shares of Common Stock owned by Cassidy & Associates will be purchased by the target company. The amount of Common Stock sold or continued to be owned by Pierce Mill Associates or Cassidy & Associates cannot be determined at this time.

     The terms of business combination may include such terms as Mr. Cassidy remaining a director or officer of the Company and/or the continuing securities or other legal work of the Company being handled by the law firm of which Mr. Cassidy is the principal. The terms of a business combination may provide for a payment by cash or otherwise to Pierce Mill Associates or Cassidy & Associates for the purchase of all or part of their common stock of the Company by a target company. Mr. Cassidy would directly benefit from such employment or payment. Such benefits may influence Mr. Cassidy's choice of a target company.

     The Company may agree to pay finder's fees, as appropriate and allowed, to unaffiliated persons who may bring a target company to the Company where that reference results in a business combination. The amount of any finder's fee will be subject to negotiation, and cannot be estimated at this time. No finder's fee of any kind will be paid to management or promoters of the Company or to their associates or affiliates. No loans of any type have, or will be, made to management or promoters of the Company or to any of their associates or affiliates.

     The Company's officer and director, its promoter and their affiliates or associates have not had any negotiations with and there are no present arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of a business combination with the Company.

     The Company will not enter into a business combination, or acquire any assets of any kind for its securities, in which management or promoters of the Company or any affiliates or associates have any interest, direct or indirect.

     Management has adopted certain policies involving possible conflicts of interest, including prohibiting any of the following transactions involving management, promoters, shareholders or their affiliates:

     (i)  Any lending by the company to such persons;

     (ii) The issuance of any additional securities to such persons prior to a business combination;

    (iii) The entering into any business combination or acquisition of assets in which such persons have any interest, direct or indirect; or

     (iv)  The payment of any finder's fees to such persons.

     These policies have been adopted by the Board of Directors of the Company, and any changes in these provisions require the approval of the Board of Directors. Management does not intend to propose any such action and does not anticipate that any such action will occur.

     There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of the Company could result in liability of management to the Company. However, any attempt by shareholders to enforce a liability of management to the Company would most likely be prohibitively expensive and time consuming.

INVESTMENT COMPANY ACT OF 1940

     Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940. Any violation of such Act would subject the Company to material adverse consequences.

ITEM 6. EXECUTIVE COMPENSATION

     The Company's officer and director does not receive any compensation for his services rendered to the Company, has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with the Company.

     The officer and director of the Company will not receive any finder's fee, either directly or indirectly, as a result of his efforts to implement the Company's business plan outlined herein. However, the officer and director of the Company anticipates receiving benefits as a beneficial shareholder of the Company. See "ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has issued a total of 5,000,000 shares of Common Stock to the following persons for a total of $500 in cash:


NAME                            NUMBER OF TOTAL SHARES          CONSIDERATION
------------------------        -----------------------         -------------

Pierce Mill Associates, Inc.    4,250,000                       $425

Cassidy & Associates              750,000                       $75



     The proposed business activities described herein classify the Company as a blank check company. See "GLOSSARY". The Securities and Exchange Commission and many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the shareholders of the Company have executed and delivered a "lock-up" letter agreement, affirming that such shareholders shall not sell their shares of the Company's common stock except in connection with or following completion of a merger or acquisition resulting in the Company no longer being classified as a blank check company. The shareholders have deposited their stock certificates with the Company's management, who will not release the certificates except in connection with or following the completion of a merger or acquisition.

ITEM 8. DESCRIPTION OF SECURITIES.

     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, and 20,000,000 shares of Preferred Stock, par value $.0001 per share. The following statements relating to the capital stock set forth the material terms of the Company's securities, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no pre-emptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.0001 par value per share, of which no shares have been issued. The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make my determination to issue such stock based on its judgment as to the best interests of the stockholders of the

Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. The Company has no present plans to issue any Preferred Stock.

Dividends

     Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Glossary


"Blank Check" COMPANY                 As defined in Section 7(b)(3) of the Securities Act, a "blank check" company is a development stage company that has no specific business plan or purpose or has indicated
                                      that its business plan is to engage in a merger or acquisition with an unidentified company or companies and is issuing "penny stock" securities as defined in Rule 3a51-1 of the
                                      Exchange Act.

The Company                           Sunderland Acquisition Corporation, the company whose common stock is subject of this registration statement.

Exchange Act                          The Securities Act of 1934, as amended.

"Penny Stock" Security                As defined in Rule 3a51-1 of the Exchange Act, a "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation
                                      (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities
                                      Act) (v) that is registered on a national securities exchange (vi) that is authorized for quotation of the Nasdaq Stock Market, unless other provisions of Rule 3a51-1 are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of
                                      $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

Pierce Mill Associates                Pierce Mill Associates, Inc., a private company owned by management of the Company. Pierce
                                      Mill Associates provides services for Cassidy & Associates, particularly in regard to locating private companies which may wish to go public, and acts as an initial shareholder in certain companies formed by Cassidy & Associates.

Securities Act                        The Securities Act of 1933, as amended.

Small Business Issuer                 As defined in Rule 12b-2 of the Exchange Act, a "Small Business Issuer" is an entity (i)
                                      which has revenues of less than $25,000,000 (ii) whose public float (the outstanding securities not held by affiliates) has a value of less than $25,000,000 (iii) which is a
                                      United States or Canadian issuer (iv) which is not an Investment Company and (v) if a majority-owned subsidiary, whose parent corporation is also a small business issuer.


                                   PART II

ITEM 1. MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     (a) MARKET PRICE. There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at lease (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Markets, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00 (iv) two market makers; and (v) 300 shareholders.

     If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter ("OTC") market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board.

     If the Company is unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTC market, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

     (b) HOLDERS. There are two holders of the Company's Common Stock. On June 9, 1998, the Company issued 5,000,000 of its Common Shares to these shareholders for cash at $.0001 per share for a total price of $500. The issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemptions from registration afforded by Sections 3(b) and 4(2) of the Securities Act of 1933 and Rules 506 and 701 promulgated thereunder.

     (c) DIVIDENDS. The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

ITEM 2. LEGAL PROCEEDINGS.

     There is no litigation pending or threatened by or against the Company.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON AN ACCOUNTING AND FINANCIAL DISCLOSURE.

     The Company has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Company has sold securities which were not registered as follows:

Date              Name                      Number of Shares       Consideration
-----------       -------                   ----------------       -------------
June 9, 1998      Pierce Mill               4,250,000              $425
                  Associates, Inc.(1)

June 9, 1998      Cassidy & Associates(2)   750,000                $75

-------------------
     (1) Mr. Cassidy, the president and sole director of the Company, is the sole director and shareholder of Pierce Mill Associates, Inc. and is therefore considered to be the beneficial owner of the common stock of the Company issued to Pierce Mill Associates, Inc. With respect to the sales made to Pierce Mill Associates, Inc., the Company relied on Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder.

     (2) Mr. Cassidy is a principal of Cassidy & Associates, a Washington, D.C. securities law firm, and is therefore considered to be the beneficial owner of the common stock of the Company issued to Cassidy & Associates. With respect to the sales made to Cassidy & Associates, the Company relied upon Section 3(b) of the Securities Act of 1933, as amended and Rule 701 promulgated thereunder.

     The shareholders of the Company have executed and delivered a "lock-up" letter agreement which provides that such shareholders shall not sell the securities except in connection with or following the consummation of a merger or acquisition. Further, each shareholder has placed its stock certificates with the Company until such time. Any liquidation by the current shareholders after the release from the "lock-up" selling limitation period may have a depressive effect upon the trading price of the Company's securities in any future market which may develop.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                                   PART F/S

    FINANCIAL STATEMENTS.

    Attached are audited financial statements for the Company for the period ended June 10, 1998. The following financial statements are attached to this report and filed as a part thereof.

    1) Table of Contents - Financial Statements
    2) Independent Auditors' Report
    3) Balance Sheet as of June 10, 1998
    4) Notes to Balance Sheet as of June 10, 1998

                          INDEX TO FINANCIAL STATEMENTS
                        SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS


Independent Auditors' Report                                         F-1

Balance Sheet as of June 10, 1998                                    F-2

Notes to Balance Sheet as of June 10, 1998                           F-3, F-4

                            INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
    Sunderland Acquisition Corporation
    (A Development Stage Company)

We have audited the accompanying balance sheet of Sunderland Acquisition Corporation (a development stage company) as of June 10, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly in all material respects, the financial position of Sunderland Acquisition Corporation (a development state company) as of June 10, 1998, in conformity with generally accepted accounting principles.


                                         WEINBERG & COMPANY, P.A.


Boca Raton, Florida
June 12, 1998

                       SUNDERLAND ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               AS OF JUNE 10, 1998
                       ----------------------------------

                                    ASSETS
                                    ------

         Cash                                                   $ 500

         Organization cost                                         75
                                                                -----

         TOTAL ASSETS                                           $ 575
         ------------                                           -----
                                                                -----

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

         LIABILITIES                                            $  --
                                                                -----
         STOCKHOLDERS' EQUITY

           Preferred Stock, $.0001 par value, 20 million
             shares authorized, zero issued and outstanding        --
           Common Stock, $.0001 par value, 100 million
             shares authorized 5,000,000 issued and
             outstanding                                          500
           Capital in excess of par                                75
                                                                -----

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 575
         ------------------------------------------             -----
                                                                -----

                    See accompanying notes to balance sheet.

                      SUNDERLAND ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                              AS OF JUNE 10,1998

                      ----------------------------------

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A. ORGANIZATION AND BUSINESS OPERATIONS

          Sunderland Acquisition Corporation (a development stage company)(the "Company") was incorporated in Delaware on June 2, 1998 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic of foreign private business. At June 10, 1998, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

          The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

          B. USE OF ESTIMATES

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2.   STOCKHOLDERS' EQUITY

          A. PREFERRED STOCK

          The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

          B. COMMON STOCK

          The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 4,250,000 and 750,000 shares to Pierce Mill Associates, Inc. and Cassidy & Associates, respectively.


NOTE 3.   RELATED PARTIES

          Legal counsel to the Company is a firm owned by a director of the Company who also owns 100% of the outstanding stock of Pierce Mill Associates, Inc. The same party is also the controlling owner of Cassidy & Associates.

                              PART III

ITEM 1. INDEX TO EXHIBITS.

   EXHIBIT NUMBER   DESCRIPTION

   (2)        Articles of Incorporation and By-laws:
     2.1**        Certificate of Incorporation
     2.2**        By-Laws
   (3)        Instruments Defining the Rights of Holders
     3.1**        Lock-Up Agreement with Pierce Mill Associates
     3.2**        Lock-Up Agreement with Cassidy & Associates
   (10)(a)    Consents-Experts
     10.1**       Consent of Accountants

--------------
**Previously Filed

                           SIGNATURES


     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.



                           SUNDERLAND ACQUISITION CORPORATION


                           By: /s/ James M. Cassidy
                                  James M. Cassidy, Director and President




September 24, 1998